Exhibit 10.1

1101 E. Arapaho Road

Richardson, TX  75081

972-234-6400 tel

972-234-1467 fax

November 7, 2008

Confidential

The Board of Directors

Intrusion Inc.

Re:  Intrusion Inc.

Gentlemen:

As you are aware, over the past few years, I have provided financial assistance to Intrusion through various private placements.  This letter confirms my intention to make available funds in the amount of up to $1,500,000 to cover cash flow shortfalls, if any, which may be experienced by Intrusion during the period, ended March 2010.  I also confirm that I have access to sufficient financial assets to make these funds available.  In the event of my death, my heirs will be bound by this commitment.

This letter is in replacement of, and not in addition to, the original commitment letter dated March 20, 2008 for $1,500,000.  In essence, I am only extending my original commitment one year.

If you have any questions regarding this letter, please feel free to contact me.

Sincerely,

/s/ G. Ward Paxton

G. Ward Paxton
President and CEO
Intrusion Inc.